UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2020

GENERATION ALPHA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

853 Sandhill Avenue, Carson, California 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On February 13, 2020, Generation Alpha, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN Ltd. (the “Investor”), pursuant to which the Company sold and issued the following:

a) A secured convertible debenture (the “2020 Note”) in the amount of $150,000. The Note bears interest at a rate of 10% per annum (15% on default) and has a maturity date of August 10, 2021. The 2020 Note is secured by all the assets of the Company and its subsidiaries pursuant to an amended and restated security agreement (as discussed below). The 2020 Note provides a conversion right, in which any portion of the principal amount of the 2020 Note, together with any accrued but unpaid interest, may be converted into the Company’s common stock at a conversion price equal to 75% of the lowest VWAP of the Company’s common stock during the ten (10) trading days immediately preceding the date of conversion, subject to adjustment. The 2020 Note may not be converted into common stock to the extent such conversion would result in the Investor beneficially owning more than 4.99% of the Company’s outstanding common stock (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company. The 2020 Note provides the Company with a redemption right, pursuant to which the Company, upon 10 days’ prior notice to the Investor, may redeem, in whole or in part, outstanding principal and interest under the 2020 Note at a redemption price equal to 125% of the principal amount being redeemed plus outstanding and accrued interest; however, the Investor shall have nine (9) business days after receipt of the Company’s redemption notice to elect to convert all or any portion of the 2020 Note, subject to the Beneficial Ownership Limitation; and

b) A warrant (the “Warrant”) to purchase 3,000,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.05 per share. The Warrant expires on February 13, 2025 (the “Expiration Date”). The Investor may not exercise the Warrant to the extent that the Warrant Shares issuable pursuant to such exercise would cause the Investor to beneficially own more than 4.99% of the outstanding shares of the Company’s common stock following such exercise; provided, however, that the Investor may waive such limitation within 60 days of the Expiration Date upon not less than 65 days’ prior notice to the Company.

Pursuant to the Securities Purchase Agreement, the Company secured its obligations thereunder pursuant to (i) the 4th Amended and Restated Security Agreement previously entered into with the Investor on October 29, 2019, whereby the Company and all of its subsidiaries pledged all of their assets as collateral for the repayment of the 2020 Note and (ii) the 3rd Amended and Restated Global Guaranty previously entered into by and between each of the Company’s subsidiaries and the Investor on October 29, 2019.

In connection with the Securities Purchase Agreement, the Company executed a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it is required to file a registration statement (the “Registration Statement”) with the SEC for the resale of certain of the shares of the Company and Warrant Shares. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. The Company is obligated to file the Registration Statement no later than 30 days after receiving notice from the Investor and to have it declared effective by the SEC no later than 90 days after filing (the “Registration Obligations”). In the event the Company defaults on its Registration Obligations, it must pay to the Investor liquidated damages in the form of monthly payments equal to two percent (2.0%) of the aggregate purchase paid by the Investor for all convertible debentures of the Company then held by the Investor (the “Liquidated Damages”); provided, however, that such Liquidated Damages, in the aggregate, shall not exceed 24%.

The descriptions of the Securities Purchase Agreement, 2020 Note, Registration Rights Agreement and Warrant (the “Transaction Documents”) are only summaries and are qualified in their entirety by reference to the full text of the form of such Transaction Documents attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01 Financial statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated February 13, 2020
10.2	Secured Convertible Debenture dated February 13, 2020
10.3	Registration Rights Agreement dated February 13, 2020
10.4	Warrant dated February 13, 2020

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERATION ALPHA, INC.

Date: February 20, 2020	By:	/s/ Tiffany Davis
Tiffany Davis
Chief Executive Officer

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